United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 16, 2008

Date of Report

(Date of Earliest Event Reported)

DIGITILITI, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0001-53235	26-1408538
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

266 East 7th Street, 4th Floor

St. Paul, Minnesota 55101

 (Address of Principal Executive Offices)

(651) 925-3200

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2006, the Company and Data Sales Co., Inc. (“Data Sales”) entered into Master Equipment Lease No. 3-10037 with Equipment Schedule No. 1 (the “Master Lease”).   The Master Lease was amended with Equipment Schedule No. 2 in January, 2007; with Equipment Schedule No. 3 in February, 2007; and again with Equipment Schedule No. 4 in December, 2007 (sometimes collectively called the “Master Lease”).

On December 18, 2008, the Company and Data Sales entered into a Letter Agreement whereby the Company and Data Sales agreed to amend the Master Lease with Equipment Schedule No. 5., pursuant to which Data Sales will restructure the Master Lease to defer all payments due of the Company for the months of December, 2008, and January, 2009, and change the lease payment terms to ten (10) months, commencing February 1, 2009, and ending November 1, 2009, with a new monthly payment of $40,300 per month of the restructured total balance under the

Master Lease.  Copies of the Letter Agreement with the attached Equipment Schedule No. 5 are attached hereto and incorporated herein by reference.

All other terms and conditions of the Master Lease will remain in full force and effect.

Under the Master Lease, the Company has the option, at the end of the term, to purchase the leased equipment for One Dollar ($1.00), provided that the Company has complied with all terms of the Master Lease and no events of default have occurred that have not been cured.

In consideration of the foregoing, the Company has exchanged Common Stock Purchase Warrant No. 2007-50 issued to Data Sales and dated December 17, 2007, for 136,250 fully paid shares of common stock of the Company that are “restricted securities.”   The Common Stock Purchase Warrant previously had an exercise price of $0.75 per share.

Item 8.01 Other Events.

On December 16, 2008, the Board of Directors adopted Corporate Governance and Nomination Committee, Audit and Finance Committee and Compensation Committee Charters, copies of which are attached hereto as Exhibits 99.2, 99.3 and 99.4.  See Item 9.01.   The Corporate Governance and Nomination Committee consists of Roy A. Bauer, Pamela J. Miner, Daniel J. Herbeck and Brad D. Wenzel, with Roy A. Bauer being the Chair.  The Audit and Finance Committee consists of Benno G. Sand, Mark Savage and Jonathan S. Miner, with Benno G. Sand being the Chair.  The Compensation Committee consists of Jonathan S. Miner, Roy A. Bauer and Benno G. Sand, with Jonathan S. Miner being the Chair.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

99.1

Letter Agreement and attached Equipment Schedule No. 5

99.2

Digitiliti Corporate Governance and Nomination Committee Charter

99.3

Digitiliti Audit and Finance Committee Charter

99.4

Digitiliti Compensation Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date:	December 22, 2008	By:	/s/ Daniel J. Herbeck
Daniel J. Herbeck
President

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